EXHIBIT 99.1

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Synaptics Reports Fourth Quarter and Fiscal 2007 Results
Record Annual Revenue Grows 45%; Net Income Increases 94% over Prior Fiscal Year
Santa Clara, CA — August 9, 2007 — Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the fourth quarter and year ended June 30, 2007. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the fourth quarter of fiscal 2007 was $71.6 million, an increase of approximately 63% over the $43.9 million for the fourth quarter of fiscal 2006. Net income for the fourth quarter of fiscal 2007 was $7.4 million, or $0.27 per diluted share, compared with net income of $1.8 million, or $0.07 per diluted share, for the fourth quarter of fiscal 2006. Net income, excluding share-based compensation, was $10.0 million, or $0.36 per diluted share, for the fourth quarter of fiscal 2007, compared with $4.2 million, or $0.15 per diluted share, for the fourth quarter of fiscal 2006.
Net revenue for fiscal 2007 was $266.8 million, an increase of approximately 45% over the $184.6 million for fiscal 2006. Net income for fiscal 2007 was $26.5 million, or $0.94 per diluted share. This compares with net income of $13.7 million, or $0.51 per diluted share, for fiscal 2006. Net income, excluding share-based compensation and non-recurring items for fiscal 2007, was $37.6 million, or $1.31 per diluted share, compared with net income, excluding share-based compensation, of $24.0 million, or $0.85 per diluted share, for fiscal 2006.
“Fiscal 2007 was a stellar year for Synaptics as we achieved record annual revenue, growing our top line 45%, and almost doubling our net income compared with fiscal 2006,” stated Francis Lee, president and chief executive officer of Synaptics. “Our solid performance reflects strong growth in all of our target markets. During the year, we also introduced our configurable OneTouch offering. We believe the addition of OneTouch to our solutions portfolio enhances our ability to serve our customers’ needs and to compete in multiple fast-growing markets. The growing mobility and digital lifestyle trends play into our strengths as emerging products and applications require intuitive, easy-to-use interface solutions. We are very excited by the expanding opportunities in front of us and believe we are well positioned to deliver record revenues and profits in fiscal 2008.”
Russ Knittel, the Company’s chief financial officer, added, “Based on our backlog of $46.9 million entering the September quarter and anticipated new orders during the period, we expect revenue for our first fiscal quarter to be up 16% to 19% sequentially, representing a 51% to 55% increase over the comparable period last year. Looking out to the seasonally strong December quarter, current data points lead us to believe that revenues will increase 10% to 15% sequentially as compared to our September quarter expectations.”

Earnings Call Information
The Synaptics fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, August 9, 2007, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-240-6709 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating our business, we consider and use net income per share excluding share-based compensation and non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and non-recurring items is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and non-recurring items because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and non-recurring items. Net income excluding share-based compensation and non-recurring items has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue, revenue growth rates and anticipated customer orders in the first half of fiscal 2008; its beliefs regarding the markets it serves; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	June 30,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$45,915	$38,724
Short term investments	219,102	206,452

Total cash, cash equivalents, and short-term investments	265,017	245,176
Receivables, net of allowances of $419 and $189, respectively	56,721	34,034
Inventories	12,034	10,010
Prepaid expenses and other current assets	4,245	3,407

Total current assets	338,017	292,627

Property and equipment, net	19,400	16,038
Goodwill	1,927	1,927
Other assets	13,968	20,829

Total assets	$373,312	$331,421

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,552	$16,542
Accrued compensation	5,372	4,842
Income taxes payable	3,400	8,078
Other accrued liabilities	6,272	5,377
Note payable to a related party	1,500	—

Total current liabilities	38,096	34,839

Note payable to a related party	—	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	2,129	3,040

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 29,666,660 and 27,462,125 shares issued, respectively	30	27
Additional paid in capital	180,746	134,217
Less: 3,588,100 and 2,306,100 treasury shares, respectively, at cost	(72,345)	(39,999)
Retained earnings	99,795	73,261
Accumulated other comprehensive loss	(139)	(464)

Total stockholders’ equity	208,087	167,042

Total liabilities and stockholders’ equity	$373,312	$331,421

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net revenue	$71,576	$43,912	$266,787	$184,557
Cost of revenue (1)	43,635	25,010	160,913	101,704

Gross margin	27,941	18,902	105,874	82,853
Operating expenses
Research and development (1)	10,755	9,616	39,386	35,356
Selling, general, and administrative (1)	10,180	7,426	36,247	28,019
Restructuring costs	—	—	915	—

Total operating expenses	20,935	17,042	76,548	63,375

Operating income	7,006	1,860	29,326	19,478
Interest income	2,825	2,353	11,055	7,984
Interest expense	(487)	(485)	(1,950)	(1,939)

Income before income taxes	9,344	3,728	38,431	25,523
Provision for income taxes (2)	1,913	1,965	11,897	11,822

Net income	$7,431	$1,763	$26,534	$13,701

Net income per share:
Basic	$0.29	$0.07	$1.04	$0.55

Diluted	$0.27	$0.07	$0.94	$0.51

Shares used in computing net income per share:
Basic	25,710	25,028	25,558	24,708

Diluted	27,678	29,263	29,064	29,075

(1) Includes share-based compensation charges of:

Cost of revenue	$258	$157	$750	$682
Research and development	1,355	1,099	5,091	4,799
Selling, general, and administrative	2,284	1,967	8,453	7,719

	$3,897	$3,223	$14,294	$13,200

(2) Includes tax benefit for share-based compensation charges of:
	$1,365	$755	$4,140	$2,940

Non-GAAP net income per share
Basic	$0.39	$0.17	$1.47	$0.97

Diluted	$0.36	$0.15	$1.31	$0.85

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Numerator:
Basic net income	$7,431	$1,763	$26,534	$13,701
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	76	266	878	1,064

Diluted net income	$7,507	$2,029	$27,412	$14,765

Denominator:
Shares, basic	25,710	25,028	25,558	24,708
Effect of dilutive share-based awards	1,261	1,761	1,465	1,893
Effect of convertible notes	707	2,474	2,041	2,474

Shares, diluted	27,678	29,263	29,064	29,075

Net income per share:
Basic	$0.29	$0.07	$1.04	$0.55

Diluted	$0.27	$0.07	$0.94	$0.51

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$7,431	$1,763	$26,534	$13,701
Non-GAAP adjustments:
Restructuring costs (net of tax)	—	—	890	—
Share-based compensation (net of tax)	2,532	2,468	10,154	10,260

Non-GAAP basic net income	9,963	4,231	37,578	23,961

Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	76	266	878	1,064

Non-GAAP diluted net income	$10,039	$4,497	$38,456	$25,025

Denominator:
Shares, basic	25,710	25,028	25,558	24,708
Effect of dilutive share-based awards	1,587	1,997	1,763	2,142
Effect of convertible notes	707	2,474	2,041	2,474

Shares, diluted	28,004	29,499	29,362	29,324

Non-GAAP net income per share:
Basic	$0.39	$0.17	$1.47	$0.97

Diluted	$0.36	$0.15	$1.31	$0.85